Exhibit (g)(2)

AB ACTIVE ETFs, INC.
66 Hudson Boulevard East
New York, NY 10001

May 23, 2025

STATE STREET BANK AND TRUST COMPANY

John Adams Building

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Steve Bagley

Telephone: 617-537-3333

Re: AB ACTIVE ETFs, INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the Fund has established new portfolio series known as AB Emerging Markets Opportunities ETF (the “Portfolio”).

In accordance with Section 29.15.2 of the Custody Agreement dated as of July 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as

Custodian for the new Portfolio under the terms of the Agreement, and that Appendix A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto.

In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

By:	/s/ Richard A. Leahy
Name:	Richard A. Leahy
Title:	Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Steven E. Bagley
Name:	Steven Bagley
Title:	Managing Director, Duly Authorized
Effective Date:	May 29, 2025

Appendix A

ETF Clients

Fund Name	Jurisdiction of Formation

AB Active ETFs, Inc.	Maryland
AB Ultra Short Income ETF	Maryland
AB Tax-Aware Short Duration Municipal ETF	Maryland
AB Disruptors ETF	Maryland
AB US High Dividend ETF	Maryland
AB US Low Volatility Equity ETF	Maryland
AB High Yield ETF	Maryland
AB US Large Cap Strategic Equities ETF	Maryland
AB Conservative Buffer ETF	Maryland
AB Core Plus Bond ETF	Maryland
AB Corporate Bond ETF	Maryland
AB Tax-Aware Intermediate Municipal ETF	Maryland
AB Tax-Aware Long Municipal ETF	Maryland
AB Short Duration Income ETF	Maryland
AB Short Duration High Yield ETF	Maryland
AB International Low Volatility Equity ETF	Maryland
AB International Buffer ETF	Maryland
AB Moderate Buffer ETF	Maryland
AB Emerging Markets Opportunities ETF	Maryland